EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Ordinary Shares of Galmed Pharmaceuticals Ltd. dated as of June 22, 2018 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.
Dated:	June 22, 2018
683 CAPITAL MANAGEMENT, LLC
By:  /s/ Ari Zweiman
      Ari Zweiman,
      Authorized Person
683 CAPITAL PARTNERS, LP
By:  /s/ Ari Zweiman
      Ari Zweiman,
      Authorized Person
/s/ Ari Zweiman
ARI ZWEIMAN